Archrock Reports First Quarter 2021 Results

HOUSTON, April 29, 2021 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the first quarter of 2021.

First Quarter 2021 Financial Results

●	Revenue for the first quarter of 2021 was $195.4 million compared to $249.7 million in the first quarter of 2020.
●	Net income for the first quarter of 2021 was $4.2 million compared to net loss of $61.2 million in the first quarter of 2020.
●	Adjusted EBITDA (a non-GAAP measure defined below) for the first quarter of 2021 was $97.9 million compared to $112.9 million in the first quarter of 2020.
●	Previously declared quarterly dividend of $0.145 per common share for the first quarter of 2021 resulted in dividend coverage of 2.8x.
●	Net cash provided by operating activities for the first quarter of 2021 was $77.6 million and free cash flow after dividend (a non-GAAP measure defined below) was $71.9 million.
●	Archrock’s leverage ratio was 4.1x as of March 31, 2021, flat compared to the end of the first quarter of 2020.
●	Reaffirmed 2021 Adjusted EBITDA guidance range of $335 million to $375 million.

Archrock’s first quarter 2021 net income of $4.2 million included the following pre-tax items: a non-cash long-lived and other asset impairment of $7.1 million, a write-off of unamortized deferred financing costs of $4.9 million, a non-income based tax benefit of $2.5 million and restructuring costs totaling $897,000. Archrock’s first quarter 2020 net loss of $61.2 million included a pre-tax $99.8 million non-cash impairment of goodwill associated with the Elite Compression acquisition during 2019 that resulted from the deterioration in commodity prices and global economic conditions as well as a partially offsetting tax benefit on the goodwill impairment of $22.7 million.

Adjusted EBITDA for the first quarter of 2021 and 2020 included $11.0 million and $4.1 million, respectively, in net gains related to the sale of compression and other assets.

Management Commentary and Outlook

“Our contract operations business showed continued signs of stabilization during the first quarter of 2021,” said Brad Childers, Archrock’s President and Chief Executive Officer. “We recorded the smallest sequential decline in our operating horsepower and contract operations revenue since the COVID-19-driven downturn began. We remained focused on aggressive cost control, sale of non-strategic assets, disciplined capital allocation and prudent balance sheet management. This drove a strong contract operations gross margin percentage of 63% and robust free cash flow generation, which handily funded our quarterly dividend and keeps us on track to meet or exceed our target of $100 million in debt reduction during 2021.”

“With the rollout of COVID-19 vaccines, we are seeing early indications of a global economic recovery. Pent-up demand combined with favorable supply dynamics has led to supportive commodity prices and higher cash flow certainty for our customers. We are encouraged by the momentum building in U.S. onshore activity, which we expect will provide the first prospect for growth in our compression operations in the second half of 2021. Our large horsepower focus, geographic diversity, financial flexibility and existing idle capacity position us to capture high-return market opportunities as the recovery materializes.

“While maximizing our near-term performance during this uncertain period, we’ve also continued to prioritize and advance our long-term strategies—high-grading of our fleet, investing in technology and increasing our focus on sustainability. I am confident Archrock has the right people, assets and financial strength in place to drive differentiated and enduring value for our customers and shareholders within the compression industry and the broader energy landscape,” concluded Childers.

Contract Operations

For the first quarter of 2021, contract operations segment revenue totaled $166.0 million compared to $207.0 million in the first quarter of 2020. Gross margin was $104.7 million, compared to $128.3 million in the first quarter of 2020. This reflected a gross margin percentage of 63%, up from 62% in the prior year quarter, and was driven by aggressive cost cutting actions. Total operating horsepower at the end of the first quarter of 2021 was 3.3 million compared to 3.9 million at the end of the prior year quarter and reflected the sale of 69,000 horsepower as part of our ongoing fleet high-grading initiative. Utilization at the end of the first quarter of 2021 was 82% compared to 89% at the end of the first quarter of 2020.

Aftermarket Services

For the first quarter of 2021, aftermarket services segment revenue totaled $29.4 million compared to $42.7 million in the first quarter of 2020, the result of severe winter weather, continued deferral of maintenance activities due to the COVID-19 pandemic and the July 2020 disposition of our turbocharger business. Gross margin of $3.6 million compared to $7.7 million in the first quarter of 2020. Gross margin percentage of 12% compared to 18% in the prior year quarter.

Balance Sheet

Long-term debt was $1.6 billion at March 31, 2021, reflecting net debt repayment of $69.5 million during the first quarter of 2021. Our leverage ratio was 4.1x, flat from the end of the first quarter of 2020. Our available liquidity totaled $414.1 million as of March 31, 2021.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, resulting in dividend coverage in the first quarter of 2021 of 2.8x. The dividend will be paid on May 17, 2021 to stockholders of record at the close of business on May 10, 2021.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	March 31,		December 31,		March 31,
	2021		2020		2020
Net income (loss)	$4,169		$4,791		$(61,187)
Adjusted EBITDA	$97,914		$88,712		$112,915

Contract operations revenue	$166,034		$168,772		$206,974
Contract operations gross margin	$104,669		$110,170		$128,323
Contract operations gross margin percentage	63%		65%		62%

Aftermarket services revenue	$29,397		$30,554		$42,723
Aftermarket services gross margin	$3,614		$3,834		$7,732
Aftermarket services gross margin percentage	12%		13%		18%

Selling, general, and administrative	$25,084		$27,048		$30,626

Cash available for dividend	$61,719		$56,311		$62,114
Cash available for dividend coverage	2.8	x	2.5	x	2.8	x

Free cash flow	$94,073		$65,408		$54,988
Free cash flow after dividend	$71,918		$43,231		$32,817

Total available horsepower (at period end)	4,067		4,120		4,386
Total operating horsepower (at period end)	3,329		3,388		3,883
Horsepower utilization spot (at period end)	82%		82%		89%

Conference Call Details

Archrock will host a conference call on Friday, April 30, 2021, to discuss first quarter 2021 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-833-989-2934 in the United States and Canada or 1-587-505-2692 for international calls. The access code is 8589836.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

*****

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, non-cash stock-based compensation expense, indemnification income (expense), net and other items. A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and a reconciliation of our full year 2021 Adjusted EBITDA guidance to net income (loss) appear below.

Gross margin, a non-GAAP measure, is defined as revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, goodwill impairment, restructuring charges, non-cash stock-based compensation expense, indemnification income (expense), net and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income (loss) and net cash provided by operating activities, the most directly comparable GAAP measures, appear below.

Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression. Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: the effects of the COVID-19 pandemic on our business, operations, customers and financial conditions; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; impacts of world events, including the COVID-19 pandemic; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2020, Archrock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

ARCHROCK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenue:
Contract operations	$166,034	$168,772	$206,974
Aftermarket services	29,397	30,554	42,723
Total revenue	195,431	199,326	249,697
Cost of sales (excluding depreciation and amortization):
Contract operations	61,365	58,602	78,651
Aftermarket services	25,783	26,720	34,991
Total cost of sales (excluding depreciation and amortization)	87,148	85,322	113,642
Selling, general and administrative	25,084	27,048	30,626
Depreciation and amortization	45,712	47,188	49,822
Long-lived and other asset impairment	7,073	7,424	6,195
Goodwill impairment	—	—	99,830
Restructuring charges	897	1,414	1,728
Interest expense	31,245	25,052	29,665
(Gain) loss on sale of assets, net	(11,032)	430	(4,116)
Other income, net	(1,889)	(42)	(555)
Income (loss) before income taxes	11,193	5,490	(77,140)
Provision for (benefit from) income taxes	7,024	699	(15,953)
Net income (loss)	$4,169	$4,791	$(61,187)

Basic and diluted net income (loss) per common share (1)	$0.03	$0.03	$(0.41)

Weighted average common shares outstanding:
Basic	151,425	151,161	150,550
Diluted	151,578	151,215	150,550

(1)	Basic and diluted net income (loss) per common share is computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) per common share.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
March 31,	December 31,	March 31,
2021	2020	2020
Revenue:
Contract operations	$166,034	$168,772	$206,974
Aftermarket services	29,397	30,554	42,723
Total revenue	$195,431	$199,326	$249,697

Gross margin (1):
Contract operations	$104,669	$110,170	$128,323
Aftermarket services	3,614	3,834	7,732
Total gross margin	$108,283	$114,004	$136,055

Gross margin percentage:
Contract operations	63%	65%	62%
Aftermarket services	12%	13%	18%
Total gross margin percentage	55%	57%	54%

Selling, general and administrative	$25,084	$27,048	$30,626
% of revenue	13%	14%	12%

Adjusted EBITDA (1)	$97,914	$88,712	$112,915
% of revenue	50%	45%	45%

Capital expenditures	$11,539	$9,959	$71,946
Proceeds from sale of property, plant and equipment and other assets	(27,282)	(5,605)	(26,722)
Net capital expenditures	$(15,743)	$4,354	$45,224

Total available horsepower (at period end) (2)	4,067	4,120	4,386
Total operating horsepower (at period end) (3)	3,329	3,388	3,883
Average operating horsepower	3,360	3,423	3,914
Horsepower utilization:
Spot (at period end)	82%	82%	89%
Average	82%	83%	89%

Dividend declared for the period per share	$0.145	$0.145	$0.145
Dividend declared for the period to all shareholders	$22,406	$22,192	$22,226
Cash available for dividend coverage (4)	2.8	x	2.5	x	2.8	x

Free cash flow (5)	$94,073	$65,408	$54,988
Free cash flow after dividend (5)	$71,918	$43,231	$32,817

(1)	Management believes gross margin and Adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4)	Defined as cash available for dividend divided by dividends declared for the period.
(5)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance and the amount of cash that is available for dividends, debt repayment and other general corporate purposes.

	March 31,	December 31,	March 31,
	2021	2020	2020
Balance Sheet
Long-term debt (1)	$1,619,238	$1,688,867	$1,811,455
Total equity	923,124	935,557	999,472

(1)	Carrying values are shown net of unamortized debt discount, premium and deferred financing costs.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Gross Margin
Net income (loss)	$4,169	$4,791	$(61,187)
Depreciation and amortization	45,712	47,188	49,822
Long-lived and other asset impairment	7,073	7,424	6,195
Goodwill impairment	—	—	99,830
Restructuring charges	897	1,414	1,728
Interest expense	31,245	25,052	29,665
Stock-based compensation expense	2,663	2,128	3,006
Indemnification (income) expense, net (1)	(869)	16	(191)
Provision for (benefit from) income taxes	7,024	699	(15,953)
Adjusted EBITDA (2)	97,914	88,712	112,915
Selling, general and administrative	25,084	27,048	30,626
Stock-based compensation expense	(2,663)	(2,128)	(3,006)
Indemnification income (expense), net (1)	869	(16)	191
(Gain) loss on sale of assets, net	(11,032)	430	(4,116)
Other income, net	(1,889)	(42)	(555)
Gross margin (2)	$108,283	$114,004	$136,055

(1)	Represents the net income earned or net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.
(2)	Management believes Adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Dividend
Net income (loss)	$4,169	$4,791	$(61,187)
Depreciation and amortization	45,712	47,188	49,822
Long-lived and other asset impairment	7,073	7,424	6,195
Goodwill impairment	—	—	99,830
Restructuring charges	897	1,414	1,728
Interest expense	31,245	25,052	29,665
Stock-based compensation expense	2,663	2,128	3,006
Indemnification (income) expense, net	(869)	16	(191)
Provision for (benefit from) income taxes	7,024	699	(15,953)
Adjusted EBITDA (1)	97,914	88,712	112,915
Less: Maintenance capital expenditures	(8,362)	(4,019)	(15,157)
Less: Other capital expenditures	(2,343)	(4,763)	(8,002)
Less: Cash tax refund (payment)	(4)	118	195
Less: Cash interest expense	(25,486)	(23,737)	(27,837)
Cash available for dividend (2)	$61,719	$56,311	$62,114

(1)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Reconciliation of Cash Flows From Operating Activities to Cash Available for Dividend
Net cash provided by operating activities	$77,555	$68,444	$99,129
Inventory write-downs	(218)	(434)	(282)
Provision for credit losses	(224)	(1,290)	(752)
Gain (loss) on sale of assets, net	11,032	(430)	4,116
Current income tax provision	432	175	13
Cash tax refund (payment)	(4)	118	195
Amortization of operating lease ROU assets	(950)	(922)	(781)
Amortization of contract costs	(5,591)	(6,343)	(6,805)
Deferred revenue recognized in earnings	2,328	2,306	7,735
Cash restructuring charges	897	1,414	1,667
Indemnification (income) expense, net	(869)	16	(191)
Changes in assets and liabilities	(10,889)	3,099	(18,683)
Maintenance capital expenditures	(8,362)	(4,019)	(15,157)
Other capital expenditures	(2,343)	(4,763)	(8,002)
Payments for settlement of interest rate swaps that include financing elements	(1,075)	(1,060)	(88)
Cash available for dividend (1)	$61,719	$56,311	$62,114

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Reconciliation of Cash Flows From Operating Activities to Free Cash Flow and Free Cash Flow After Dividend
Net cash provided by operating activities	$77,555	$68,444	$99,129
Net cash provided by (used in) investing activities	16,518	(3,036)	(44,141)
Free cash flow (1)	94,073	65,408	54,988
Dividends paid to stockholders	(22,155)	(22,177)	(22,171)
Free cash flow after dividend (1)	$71,918	$43,231	$32,817

(1)	Management believes free cash flow and free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance and the amount of cash that is available for dividends, debt repayment and other general corporate purposes.

ARCHROCK, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(in thousands)

	Annual Guidance Range
	2021
	Low	High
Reconciliation of Net Income to Adjusted EBITDA
Net income (1)	$34,000	$74,000
Depreciation and amortization	183,000	183,000
Interest expense	107,000	107,000
Stock-based compensation expense	10,000	10,000
Provision for income taxes	1,000	1,000
Adjusted EBITDA (2)	$335,000	$375,000

(1)	2021 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years ended 2020 and 2019 was $79.6 million and $44.7 million, respectively.
(2)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.